Exhibit 10.25

Joint Operation Agreement with respect to Web Game “Dandan Tang”

This agreement (the “Agreement”) was signed in Tianhe District of Guangzhou City on July 1st, 2011 by the following two parties:

Parties:

Party A: Shenzhen 7th Road Technology Co., Ltd. (the “Party A”)

Address: 16# Floor Yanxiang Technology Building, No.31 Gao Xin Zhong Si Road, Nanshan District, Shenzhen

Person in charge: Cao Kai

Party B: Guangzhou Huaduo Network Technology Co., Ltd. Zhuhai Branch (the “Party B”)

Address: 13# Floor, A1 Building, South Software Park, Tangjia Town, Xiangzhou Distirct, Zhuhai

Person in charge: Li Xueling

Whereas:

1.	Party A is a limited liability company that is established and legally exists according to the laws of the People’s Republic of China. It is an integrated interactive entertainment corporation owning advanced operation principles and management methods with qualification and capability for legal development and sales of products related to web game and complete copyright of “Dandan Tang”, and the representative of Party A has already obtained the approval and authorization of its board of directors for entering into this agreement.

2.	Party B is subsidiary of a limited liability company that is established and legally exists according to the laws of the People’s Republic of China. It is a service supplier of game operation with improved marketing network and favorable operation capability; Party B intends to offer its users group to join the operation combined with the game product of Party A, and the representative of Party B has already obtained the approval and authorization of its board of directors for entering this agreement.

3.	Both parties agree to cooperate, according to their respective interests, in order to jointly develop the web game market and provide more relevant services to all users.

4.	The term of this Agreement is 1 year from the signing date, and both parties will negotiate the renewal of this Agreement before the expiry date. The arrangement between both parties with respect to the game of “Dandan Tang” will be automatically governed by this agreement after the expiration of the existing two-year contract between the parties with respect to the game (the expiryn date for the existing contract with respect to Dandan Tang is August 1, 2011).

In view of the foregoing and under the premise of equality and voluntariness, after amicable negotiation, both parties hereby sign the Agreement and agree to the following terms based on the principle of mutual benefit:

Article 1 Definitions

1.1	Intellectual Property Right: It refers to all rights representing the fruits of intellectual work related to copyright, trademark right, patent right, domain name, and trade secret stipulated in China’s Copyright Law, Trademark Law, Patent Law, Anti-unfair Competition Law, and other relevant laws, regulations, and rules.

1.2	Authorized Game: It refers to “Dandan Tang,” a multi-user web game developed and operated by Party A, which is properly authorized for use by the cooperative party under this Agreement and according to the agreed terms and conditions stipulated in this Agreement and jointly operated with the cooperative party.

1.3	Users’ Data: It refers to the end users’ data related to a game, including but not limited to the appearance (face/body) and characteristics (level/experience points) of the roles within the game, material box, and other all data related to the end users of the game, and all payment information of the end users, including the actual name, ID card number, credit card number, address, fixed-line telephone number, mobile number, e-mail address, or other identification information of the end users.

1.4	Server Group: It refers to an online network that includes the game server, database server, download server, network server, and other required server, which provide services in relation to the Authorized Game.

1.5	IDC Resources: They refer to the telecommunication resources that may ensure the provision of regular services for the Server Group, including but not limited to IP address, bandwidth, server hosting cabinet, and other software and hardware required for internet connection.

1.6	Operation Income of Authorized Game: It refers to the recharge income from the Authorized Game generated as a result of Party B’s promotion, users’ log in to independent authorized server, and use of Authorized Game service within the game’s formal operation period (namely the period beginning from the time the Authorized Game begins to claim charge from users when selling the virtual materials). Within the Authorized Game, the “recharge income” specifically refers to the total amount that is exchanged to points after being recharged by users through Party B’s recharge platform (exchange ratio from RMB to Points being 1:100, excluding the amount involved in channel premium and any recharge premium activity offered by either of the parties to game users).

1.7	Shared Proportion: It refers to a certain ratio, according to which both parties shared the recharge income in accordance with the terms of this Agreement. The specific shared proportion shall be stipulated according to Clause 5.1 herein.

1.8	Channel Cost: It refers to the commission and payment generated in the game service sold and provided by Party B to users through third party online payment and consumption systems, which are to be paid to third parties other than Party B. During the term of this Agreement, the Channel Cost shall be borne by the users within the recharge process, and the rates of Channel Cost shall be calculated according to the market standard (refer to the following notes for clarification). Within this agreement, Party A shall not bear the channel cost of recharge, and Party B shall treat it as premium when applicable, on a case-by-case basis.

1.9	Authorized Regions: The Mainland of People’s Republic of China, not including Hong Kong, Macau, and Taiwan, is the Authorized Regions under the applicable scope of this Agreement. Server shall not be added or recharge channel shall not be opened out of the Authorized Regions.

2.0	Joint Operation: Party A owns advanced manufacturing and maintenance technology for web game products, while Party B has quality and improved network promotion channels and abundant experience on web game promotion and customer services in relation to web games. By using their respective expertise and resources, both parties hereby agree to cooperate with respect to the Authorized Game of “Dandan Tang” for the purpose of generating business income; the game usage service provided by both parties to end users shall generate service charges, including but not limited to: services for log in, operation, and offering payment channels for designated game service purchase, customer service and technical support to end users, and release and sales of products related to web games. In their cooperation under this Agreement, both parties shall be honest in their dealings, and respective rights and obligations shall be clear. Either party may raise some suggestions on the modification of the working content of the other party, but shall not interfere with the normal work of the other party. Both parties shall play the leading role in the respective domains in which they are the expert in order to achieve the ultimate goal of mutual benefit.

Article 2 Contents of Authorization

2.1	Operation Right: In terms of this Agreement, Party A hereby grants Party B a non-exclusive, non-transferable, non-sublicensed, consideration-required and limited right (hereinafter referred to as “Operation Right”) to conduct the following activities with respect to the Authorized Game:

1)	Promotion in types of executable code on the web game for the purpose of game operation and maintenance, including production of [all sorts of promotion materials and advertisement-related games] for the online and offline promotion of the game. No pornographic, feudalistic, or superstitious content shall be used in the advertising of the Authorized Game.

2)	Recharge service to be offered to users within authorized Server Group for the purpose of game operation and maintenance, including but not limitED to online banking, Easyown, and audio signal recharge.

3)	“Promotion”, “Sales” mentioned above or similar concepts only refer to authorizing game content to end users for use through cooperation with Party B other than to transfer the ownership of any software to Party B or end users.

2.2	Authorized Trademark

1)	According to all terms and conditions herein, within the term of this Agreement, Party A, for the purpose of game operation, hereby grants a non-exclusive, non-transferable and non-sublicensed right that shall copy, use, and display the authorized trademark within the authorized region according to the usage rules of authorized trademark.

2)	Without the prior written consent of Party A, Party B shall not register any trademark related to Party A’s trade name, corporate logo, or game (including but not limited to the name or maps of game, or the name of roles or materials). Otherwise, Party B shall repeal or transfer it to Party A without any charge according to the instruction of Party A and compensate Party A’s loss arising from this. The fee related to trademark transfer shall be borne by Party B.

2.3	Domain Name

For the purpose of game operation, Party B may use the domain name that has already existed or has been newly registered, which shall be owned by Party B.

2.4	Rights Retainment

Besides the rights clearly authorized to Party B according to this article, Party A retains all rights that have not been authorized, including but not limit to all ownerships and intellectual property rights related to the game, especially the right of game modification, and the right of production and sales of products related to the game.

Article 3 Cooperative Operation

3.1	Sever Group Installation

1)	Party B shall be responsible for providing all necessary hardware equipments and broadband resource, installing the game server, database server, download server, network server, and other required servers into an online network that is applicable to provide game service.

2)	Server Bug: Party B shall guarantee the smooth operation of the servers and the network within the terms of this Agreement, and shall guarantee the security of the software and hardware of servers and the data. Party A shall be responsible for solving any bugs found in the game server.

3.2	Game Update: Only Party A has the right to complete the work of game update, and the update program agreed by both parties shall be as follows:

1)	Product Update of Party A. Party A shall conduct necessary update to the game. Before each update, Party A shall notify the update content, maintenance time, and other information in writing to Party B 3 working days in advance. Once Party A issues the notification for game update on its official website, Party A shall complete the update work on cooperative Server Group within 5 working days. In addition, Party A shall guarantee that the version of the game on the cooperative server will not be inferior to the operation version owned by Party A officially or by Party A and other cooperative party at the same period.

2)	Update required by Party B. When Party B finds any bug within the game or has any requirement to specific version within the cooperative area, Party B shall immediately notify to Party A, and Party A shall reply to Party B within 3 working days. The content of reply may be as follows: (i) to confirm the type of bug and notify the schedule for solving such bug; (ii) to agree the requirement to version modification raised by Party B, and notify the schedule for modification; (iii) to approve the suggestion of Party B, but to ask Party B to modify the demand, for the demand may not be completely implemented; (iv) to completely deny the requirement of Party B and explain the reasons.

3)	Party B shall not update the game voluntarily without written consent of Party A.

4)	Non-Differentiation Operation Bug. The product update provided by Party A to Party B, including but not limited to version update, game activity, game sequence number, and gifts, shall not be later than the offer by the third party.

3.3.	Technical Support

1)	Solution to Game Error: For the error appeared in the program and data during the game operation, Party A has the obligation to solve it thoroughly. Within 60 minutes after submission of error by Party B, Party A shall give feedback in terms of error type, error affect, and solution schedule.

2)	Other Emergency: For any emergency of the game that the technical support shall be provided (such as material problem of customer service, any virtual material owned by the user with accumulated consumption of RMB1000 has been stolen), Party A shall give feedback in terms of emergency type, affect, and solution schedule within 30 minutes after problem submission of Party B, and shall solve the problem within 24 hours.

3.4	Data Record

1)	Both parties shall verify the consumption record on basis of working day according to the recharge interfaces. Within 5 working days at the beginning of each month, both parties shall verify data of online amount produced from game servers related to Authorized Game operations and the operation income of the Authorized Game. When the verified difference in proportion is within 1%, data shall be subject to those of Party B; otherwise, if such proportion exceeds 1%, it shall be subject to the results of negotiation by both parties.

2)	Party A shall provide sorts of data produced from Party B’s platform during the period of joint operation, including but not limited to data of registration, log in, online, recharge, churn rate, levels data of users, and others.

Article 4 Promotion, Marketing, and Operation

4.1	Promotion and Marketing:

1)	Party A shall be responsible for providing operation materials of subject matter so that Party B may plan for the promotion of subject matter. In addition, for the design template of subject matter, Party B may adopt or optimize it according to self requirement. However, Party A shall not participate the production of any operation material and prefecture.

2)	Specification, Monitoring and Punishment of Promotion and Marketing:

A.	Pulp Promotion: Party B shall guarantee that any pornographic, violent, pulp, feudalistic, superstitious, and any other material with temptation nature or any content that violates national laws and regulations shall not be included in the self-made operation materials;

B.	Ballyhoo: When promoting the advertisement materials, Party B shall consider the actual status, and the following matters shall not happen, such as: second version of “Dandan Tang”, private server, update version, only designated official website, and other words that are obviously inconsistent with the fact.

C.	Wicked Client Soliciting: Party B shall make the most of self advantages and make great effort to promote, and shall not maliciously publish information of server opening,

award policy for entrance when server opening, and other activity of client soliciting through chat channel, forum, e-mail within game, and QQ groups of users; if it is actually the individual activity of user, it shall be mediated by platform, relevant user group shall be dismissed, and corresponding responsibility shall be borne.

For the abovementioned status, if it fails to be remedied within 1 day after dissuasion of Party A, Party A has the right to stop Party B’s platform from opening new server;

If the foregoing prohibited matter has happened for more than 3 times, Party A has the right to unilaterally terminate this Agreement and close the server.

4.2	Promotion Activity

1)	Activity Conduction: For all operational activities of the game, Party B shall plan for them, and Party A shall coordinate to execute them. Party B may obtain online support of Party A, the support types include but not limit to game updates required by online activity, promotion sequence number, and virtual materials required by online activity. If Party A asks Party B to assign staffs to participate or monitor, Party B shall provide necessary coordination.

2)	During the period of cooperation, both parties may plan for activities related to recharge within the authorized servers. Party B may conduct non-recharge activity according to platform characteristics, but the relevant plan document and standard for award issuance shall be implemented after confirmation of Party A.

3)	If Party B voluntarily makes decision for special compensation without consent of Party A, Party A has the right to refuse to coordinate with it.

4.4	Point Application

1)	If Party B needs points and stage property for game experience or internal server support, it may submit application to Party A. Specific issuance rules may be drafted by Party A.

2)	Party B shall not use the user account to replace with the points or stage property application, or trade the points or stage property obtained by application with internal account to the user. If Party A discovers the forgoing event, Party A has the right to refuse to coordinate with it. If the dissuasion of Party A fails, Party A has the right to stop Party B’s platform from opening new server; for any serious event, Party A has the right to unilaterally terminate this Agreement.

4.5	Game Charge: All rules related to charge and present for the game shall be formulated by Party A.

Article 5 Charge, Settlement, and Payment

5.1	Both parties shall settle and share income according to revenue generated from consumption (recharge revenue of prefecture user) related to subject matter on prefecture server by prefecture users. The shared income shall be Net Income after deduction of channel cost from consumption income, namely the remaining amount after deduction of channel cost from consumption recharge by prefecture users (hereinafter referred to as Net Income).

5.1.1	Before signing this contract, Party A shall provide complete data and materials of channel cost approved by both parties as appendix of this Agreement with equal legal force to this Agreement.

5.1.2	Both parties shall share income according to the actual amount of subject matter on monthly basis, and the specific proportion shall be as follows:

5.1.3	The proportion of income due to each of Party A and Party B, as represented in net income terms, are:

Income due to Party A = Net income × ***%

Income due to Party B = Net income × ***%

5.2

Payment Method: After confirmation by both parties, Party A shall give the value-added invoice of corresponding amount to Party B before the 10th day of each month, and Party B shall pay the share of income due in the last settlement month to Party A within [ ] working days after receipt of invoice. If there is any dispute regarding the reconciliation data, both parties shall solve it with amicable negotiation. If the difference of data is less than plus-minus 1%, it shall be subject to Party B’s data; otherwise, if the difference of data is more than plus-minus 1%, detail reconciliation shall be conducted, and the specific details shall be determined in negotiation by both parties.

5.4	Closed Cycle: The closed cycle agreed in this Agreement shall be from 00:00 of the 1st day of each month until 24:00 of the last day of such month.

5.5	Account Information of Party A

Company name: Shenzhen 7th Road Technology Co., Ltd.

Deposit bank: China Merchant Bank Shenzhen Keyuan Branch

Account No.: 755916317610818

When the account information of Party A is changed, Party A shall notify Party B in writing 10 working days in advance; otherwise, it shall bear any resulting loss.

5.6	For the settlement method for shared income of the operation income for the last 2 months within joint operation period, it shall be separately stipulated in Clause 10.8.

Article 6 Main Rights and Obligations of Both Parties

6.1	Rights and Obligations of Party A

6.1.1	Party A has the right to supervise the operation of Party B within the authorized scope according to this Agreement. If Party B modifies the Authorized Game, changes the name, or adds, deletes, separates, or decompiles content of the game without written consent of Party A, Party A has the right to object, take action and investigate the legal liability of Party B, which actions include but are not limit to unilaterally terminating this Agreement and requiring Party B to recover the reputation of Party A and to bear the loss suffered by Party A due to these actions of Party B.

6.1.2	Party A shall deliver the game and relevant documents and materials according to the content and time stipulated herein.

*	Indicate that certain information contained herein has been omitted. Confidential treatment has been requested with respect to the omitted portions.

6.1.3	Party A shall provide technical support to Party B according to this Agreement. If Party B asks technical support staffs of Party A to offer on-site technical support, Party B shall undertake the travelling fee of technical staffs of Party A such as conveyance fee and accommodation charge.

6.1.4	If there is any update program or patch program of the game, Party A shall timely notify Party B and solve any resulting problems according to this Agreement.

6.1.5	Party A shall designate a staff as project manager and the main contact person of Party B. In addition, Party A promises that at least one technical support staff will offer technical support to Party B at any time. If Party A changes any contact staff in terms of business, finance, technique, customer service, and others related to joint operation, it shall notify Part B of the information and new contact method of the new contact staff through formal mail.

6.1.6	Party A shall guarantee that all products related to this Agreement (including the game, and the font, image, and promotion materials related to the game) have legal and complete intellectual property right, ownership, and other rights, and relevant products or services shall be consistent with existing laws or rules on public order and moral custom. If any dispute arising from this, Party A shall unilaterally solve it and bear the responsibility.

6.1.7	Party A shall provide relevant qualification certificates to Party B for verification (such as: business license of Party A, network certificate, copyright certificate of the game, and software product certificate), and shall put the game for reference according to requirements of Ministry of Culture, Copyright Administration, and other relevant departments. If it fails to complete relevant filing procedures when signing this Agreement, Party A shall complete it within three months and provide relevant certificates. If Party A still fails to complete the above procedures within 5 working days after receipt of Party B’s written notification, Party B may immediately terminate this Agreement.

6.1.8	Party A has the obligation to provide the following product materials to Party B for game promotion of “Dandan Tang” without any charge:

1)	Game instruction and materials required in building and operating the web-pages of the game;

2)	Update version of the game, including the improved BUG, added content, and improved system;

3)	Materials for production of promotion pictures, official website, and videos;

4)	Other materials required for cooperation.

6.1.9	Party A shall guarantee that the pages of “Dandan Tang” will not appear in any other links in domain names other than www.duowan.com, www.yy.com (but allowing the appearance of the game name in the sub-domain names of these two domain names).

6.2	Rights and Obligations of Party B

6.2.1	Party B has the right to ask Party A to deliver the game and relevant materials and to provide technical support and training according to this Agreement.

6.2.2	Party B shall pay for agreed fee to Party A according to the agreed time and method.

6.2.3	Party B shall not modify the game, change the name, or add, delete, separate, or decompile content of game without written consent of Party A.

6.2.4	Party B shall perform its obligation of game operation and maintenance within the authorized agent period, and shall build up the official website of the game, and shall guarantee the sustainable and stable operation of such website.

6.2.5	Party B shall open the charge channel to claim fees from the users.

6.2.6	If the local government of the agent region requires approval, filing, and registration of the game agency and operation, Party B shall be responsible to deal with it and bear the relevant fees, and shall guarantee the legal operation of the game within the agent region.

6.2.7	Party B shall promise to provide quality customer service and bear all fees arising from this, and shall attract and retain the end users of subject matter with favorable operation service. Party B shall timely give feedback of end users to Party A for game improvement.

6.2.8	Party B shall be responsible to operate and maintain a set of safe payment system, and shall guarantee that such payment system will be able to establish account for new end user (prefecture user), authenticate the password, and calculate the payment amount in an accurate way.

6.2.9	Party B shall not conduct any activity that may damage the game and the benefit of Party A within the term herein, and shall not make false statement on the game to Party A for misdirection or cheat of users. Without written permit of Party A, Party B shall not transfer its rights herein to its clients, partners, or any other third party.

6.2.10	Party B shall not conduct any activity that may prejudice to the game or may be irrelevant to this Agreement beyond the agreed region herein.

6.2.11	Party B shall properly complete the establishment and management of management Server Group in order to guarantee the game versionbe operated in a stable way. If the server shall be ceased for maintenance, or shall be moved to another place, Party B shall notify to Party A at least 3 working days in advance in order to leave enough time for Party A to make corresponding adjustment and coordination.

Article 7 Term

7.1	The term of this Agreement shall be 1 year from the signing date. Within 30 days before expiry, if either party does not submit written termination notification to the other party, this agreement will be automatically renewed for another 1 year; if both parties fail to be consistent on renewal, this Agreement may be terminated when expiry.

7.2	Both parties may separately negotiate on the renewal matters and sign corresponding agreement one month before the expiry date.

Article 8 Confidentiality

8.1

“Exclusive Information” refers to information related one party that has been known, directly or indirectly, by the director, staff, employee, agent, or consultant of the other party from the previous party or its consultant before or after signing this Agreement (including information of business, finance, operation, management, legal affairs, or others); such information may be disclosed in any way, including but not limited to in writing, oral, or electronic transmission. Confidential information includes but not limits to sales data, marketing scheme, business plan, financial information, client information, supplier information, staff information, know-how, trade secret, and other information with technical, technological, or business nature; in addition, it also includes the analysis report, list, research report, and similar documents manufactured based on the abovementioned information, and all documents and materials contained or reflect the abovementioned information or based on, which are manufactured by the director, staff, employee, agent, or consultant of the other party.

8.2	Without Disclosing Party’s prior written consent, either party shall keep secret on any exclusive information, and shall not use or disclose such information to any person or entity, except need of normal performance of obligations herein.

8.3	Both parties shall be responsible to keep secret on the cooperation and the specific content herein, and either party shall not disclose the cooperation and the specific content herein to any third party without prior written consent of the other party.

8.4	This confidentiality article shall survive for three years after the termination of business cooperation by both parties.

Article 9 Breach for Liability of Contract

9.1	If either party (Non-default Party) states that the other party (Default Party) has any breach for liability of contract and provides relevant evidence to prove that such breach may cause non-performance, non-complete performance, or delay performance of this Agreement, Non-default Party has the right to require the Default Party to bear the responsibility, and may cease to perform its obligations herein in the premise of non-termination of this Agreement.

9.2	Default Party shall conduct any remedy within 15 days after receipt of the written notification with facts of breach from Non-default Party, otherwise, Non-default Party has the right to terminate this Agreement and ask the Default Party to compensate all economic losses (including direct and indirect loss, and all reasonable fees and expenses caused by the compensation). No matter why this Agreement is terminated, this article will still be valid.

9.3	If there is any specific article that clearly stipulates the breach and responsibility of breach to either party, and such article may be different from this article, such article shall prevail on the situation stated in such article.

9.4	If Party B fails to pay for monthly shared income to Party A according to this Agreement, Party B shall pay for *** of payable at current period per overdue day to Party A as overdue fee. If Party B fails to pay such income for more than 15 days, Party A has the right to unilaterally terminate this Agreement.

9.5	If Party A fails to operate the cooperation according to the standard agreed in Article 3 herein, Party B has the right to temporarily deduct the shared income of current month until Party A conforms to the standard and eliminates all relevant negative influence. If the abovementioned event has happened for 3 times, Party B has the right to unilaterally terminate this Agreement.

*	Indicate that certain information contained herein has been omitted. Confidential treatment has been requested with respect to the omitted portions.

Article 10 Termination

10.1	Termination Right: Except the termination stipulated by laws, if one of the following event happens, this Agreement will be immediately terminated:

1)	Relevant operation qualification owned by Party B or Party A has been canceled or withdrawn by administrative department;

2)	Non-default Party terminates this Agreement according to Clause 6.1.7 and 9.2;

3)	Either party has been in or applied by the third party to be in bankrupt or liquidation procedures.

10.2	Force majeure refers to any objective status that cannot be predicted, and the happen and aftermath cannot be avoided and encountered, including but not limited to: serious natural disaster (such as typhoon, flood, thundering, earthquake, fire, and explosion), war (no matter declare or not), riot, etc.

10.3	If either party delays to perform this Agreement due to force majeure, the period of performance delay shall be the same as the continuous time of the force majeure, but the pricing article herein will not be adjusted due to such delay.

10.4	Either party that has been affected by force majeure shall immediately notify to the other party in any possibly fastest way after such force majeure event happened, and shall issue valid certificate to the other party in writing to prove such force majeure event within five days after such force majeure event happened. Either party that has been affected by force majeure shall adopt any active and valid measure in order to reduce loss caused to the other party due to non-performance or delay performance of this Agreement to the largest extent. Once the affect of such force majeure has been eliminated, it shall immediately notify to the other party.

10.5	If the party that is not affected by force majeure evaluates that the force majeure will continue for more than 30 days with enough evidence, both parties shall solve the performance problem of this Agreement with amicable negotiation.

10.6	If this Agreement has been terminated according to this article, the observation party may ask the breach party to bear the liability and compensate the loss. The compensation scope shall include all economic losses suffered by observation party due to breach party.

10.7	During the cooperative period, if the monthly total recharge amount is lower than RMB200,000 yuan or the maximum number of online users is less than 2000 for consecutive 2 natural months after game operation, both parties has the right to cease the operation and to terminate this Agreement.

10.8	If both parties cease the joint operation, according to Temperary Method for Management of Web Game issued by Ministry of Culture, both parties shall notify to users on server closure 60 days in advance, and shall share the compensation to users according to the same proportion as the agreed proportion of shared income. The operation income gained in the last 2 months of joint operation shall be used to compensate to users in advance, and both parties may shared the remaining amount after settling all debts according to the proportion agreed in Clause 5.1 herein.

Article 11 Contact

Party A: Shenzhen 7th Road Technology Co., Ltd.

Address: 16# Floor Yanxiang Technology Building, No 31Gao Xin Zhong Si Road, Nanshan District, Shenzhen

Person in charge: ***

Mobile: ***

Postcode: 518057

Tel: ***

Fax: ***

E-mail: ***

Party B: Guangzhou Huaduo Network Technology Co., Ltd. Zhuhai Branch

Address: 13# Floor, A1 Building, South Software Park, Tangjia Town, Xiangzhou Distirct, Zhuhai

Person in charge: ***

Mobile: ***

Postcode: 519080

Tel: ***

Fax: ***

E-mail: ***

Article 12 Representation and Warranty

11.1	Party A represents and warrants that:

1)	Party A is a limited liability company that has been established and existed legally according to laws of People’s Republic of China;

2)	Signature and performance of Party A herein are conformed to laws and articles of association;

3)	This Agreement constitutes valid, binding, enforceable legal obligations to Party A;

4)	Party A has no need to ask for approval of any third party or filing in any third party on the signature and performance herein;

5)	Party A will strictly abide by China’s laws and relevant policies and regualtions applicable in the authorized region;

11.2	Party B represents and warrants that:

1)	Party B is a limited liability company that has been established and existed legally according to laws of People’s Republic of China;

2)	Signature and performance of Party B herein are conformed to laws and articles of association;

3)	This Agreement constitutes valid, binding, enforceable legal obligations to Party B;

*	Indicate that certain information contained herein has been omitted. Confidential treatment has been requested with respect to the omitted portions.

4)	Party B has no need to ask for approval of any third party or filing in any third party on the signature and performance herein;

5)	Party A will strictly abide by China’s laws and relevant policies and regualtions applicable in the authorized region;

Article 13 Other Matters

12.1	Transfer: without written consent of the other party, either party shall not transfer any and all rights and obligations herein, but either party has the right to transfer and/or sub-license its rights and obligations herein to its affiliated company without consent of the other party. Under the above condition, such party shall notify the other party in writing fifteen days in advance and provide certificate that may prove the relationship between such party and the transferee. Such party shall guarantee in writing that: transferee is able to properly perform the obligations herein, and the transfer will not affect the rights and interest of the other party.

12.2	Constraint Force: This agreement and appendixes will be valid from the date when authorized representatives of both parties sign on this agreement. This agreement is stipulated for both parties and their legal successors and transferee, and legally binds them. This agreement shall only be modified with written consent of both parties.

12.3	Notification: Any written notification required or allowed herein shall be served on the address of the other party listed in Article 11 herein, and the notification will be valid from the receipt date of the mail. Other notification and instruction required herein may be served on the e-mail address designated herein.

12.4	For any outstanding matters during the performance herein, or any supplement, change, or modification to the existing content herein due to business development, both parties or either party may raise the suggestion or plan on supplement, change, or modification, and then such document will become the supplemental document to this Agreement with equal legal force after negotiation of both parties, and signing and affixing seals on the written documents.

12.5	Any dispute on the establishment, effect, explanation, and performance of this Agreement shall be solved according to laws of the People’s Republic of China. For any dispute caused by this Agreement or the performance of this Agreement, both parties shall solve it based on principle of amicable negotiation. If the negotiation fails, either party has the right to submit it to the people’s court of the location where this Agreement is signed for hearing.

12.6	This Agreement will become formally effective after the authorized representatives of both parties’ signatories and affix seals on it.

12.7	This Agreement is made in Chinese and in quadruplicate with Party B and Party A holding two respectively, all of which have equal legal force.

(Hereinafter blank)

This is the signature page without any text:

In view of the above text, Party A and Party B have respectively authorized their designated representatives to sign this agreement on the date listed in the head page herein.

Party A: Shenzhen 7th Road Technology Co., Ltd.

/s/ Hu Xiaoli

Signature of authorized representative: Hu Xiaoli

Party B: Guangzhou Huaduo Network Technology Co., Ltd. Zhuhai Branch

/s/ Peng Haifeng

Signature of authorized representative: Peng Haifeng